EXHIBIT 10.9

March 31, 1998



Phy.Med., Inc.
Attn: Mr. George C. Barker
9603 White Rock Trail, Suite 100
Dallas, TX 75238

                  Re:   Corporate Development Consulting and Advisory Services

Gentlemen:

This letter sets forth the agreement between Tatonka Energy, Inc., an Oklahoma Corporation and parent company of Phy.Med., Inc. (the "Company", which term shall any subsidiaries), and Joe Foor, a Texas resident ("Foor") and CCDC, Inc. (Foor and CCDC, Inc. are together, "Consultants"), with respect to certain consulting and advisory services to be provided by Consultants to the Company from time to time. Consultants hereby agree to provide the Company from time to time throughout the term of this agreement, corporate development services, including the identification, evaluation and negotiation of acquisitions, strategic planning, optimization of capital structure, access to capital markets, and such other similar services as the Company may require from time to time.

The Company agrees to pay Consultants an annual retainer for this engagement in the amount of $36,000.00, payable in monthly installments of $3,000.00, due on the first day of each month (the "Retainer"). In addition to the retainer, Consultants are to be reimbursed by the Company for out-of-pocket expenses ("Expenses") incurred for such matters as travel, printing and reproduction, outside computer time charges, postage, delivery services, facsimiles, outside expert and consultant fees, long-distance telephone charges, local transportation and the like. Outstanding disbursements will be identified and billed separately or upon billing for consulting and advisory services. Consultants in their discretion may require the advance payment of Expenses.

consultants shall be entitled to a transaction fee (the "Transaction Fee") for each completed acquisition or capital placement by the Company during the term of this agreement, based on the total amount paid by the acquiring party or the total capital raised (the "Transaction Amount"). The Transaction Amount shall include, in the case of acquisitions, payments for covenants not to compete, earnouts or similar arrangements and debt of the acquired company. The Transaction Amount shall include, in the case of capital placements, the aggregate issue price of any equity or debt and the strike price of any rights, warrants or options issued in connection with the placement.




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The Transaction Fee for each transaction completed shall be equal to the greater of (A) 3% of the total transaction and (B) the sum of (i) 5% of the first $1,000,000 of the Transaction Amount, (ii) 4% of the portion of the Transaction Amount in excess of $1,000,000 up to and including $2,000,000 of the Transaction Amount, (iii) 3% of the portion of the Transaction Amount in excess of $2,000,000 up to and including $3,000,000 of the Transaction Amount, (iv) 2% of the portion of the Transaction Amount in excess of $3,000,000 up to and including $4,000,000 of the Transaction Amount, and (v) 1% of the portion of the Transaction Amount in excess of $4,000,000. Each Transaction Fee shall be payable upon the closing of the transaction to which it relates. The sum of the Retainer shall be deducted from any Transaction Fees otherwise due and payable.

Consultants reserves the right to charge interest at the rate of 1.5% per month from the invoice date if invoices are not paid within 30 days.

The term of this agreement shall be one year commencing on the date hereof and shall continue thereafter from year to year until terminated by either party upon the giving of 30 days written notice thereof to the other.

This agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to its conflicts of laws principles.

No provision of this agreement may be modified, amended or waived except by a writing signed by each party hereto.

The undersigned have caused this letter to be duly executed and delivered, intending to be bound by the terms and conditions hereof.

                                       CCDC, Inc.


                                       By: /s/ Joe R. Love
                                           ----------------------
                                           Joe R. Love


                                           /s/ Joe Foor
                                           ----------------------
                                               Joe Foor

                                           Tatonka Energy, Inc.


                                       By: /s/ George C. Barker, President
                                           -------------------------------
                                               George C. Barker, President








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